INVESTOR RIGHTS AGREEMENT
                            -------------------------

         Investor Rights Agreement, dated as of August 13, 2007 (this "Agreement"), by and between Delta Financial Corporation, a Delaware corporation (the "Company"), and AG Delta Holdings, LLC, a Delaware limited liability company (the "Purchaser").

                              W I T N E S S E T H :

         WHEREAS, the Company is issuing (the "Issuance") warrants (the "Warrants") to purchase up to Ten Million (10,000,000) shares of the Company's common stock, par value $0.01 per share (the "Common Stock") (each such share underlying a Warrant, a "Warrant Share"), as set forth in a Warrant Acquisition Agreement entered into by and between the Company and the Purchaser (the "Warrant Acquisition Agreement");

         WHEREAS, it is a condition precedent to the consummation of the transactions contemplated by the Warrant Acquisition Agreement that the Company provide for the rights set forth in this Agreement; and

         WHEREAS, certain terms used in this Agreement are defined in Section 6 hereof.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto hereby agree as follows:

         1. REGISTRATION RIGHTS.

1.1      DEMAND REGISTRATION.

                  (a) Subject to the conditions of this Section 1.1, if the Company shall receive at any time a written request from the Holders (the "Initiating Holders") relating to Registrable Securities with an aggregate price (calculated based upon the Market Price of the Registrable Securities on the date of such request) to the public of no less than $5,000,000 that the Company file a registration statement under the Securities Act covering such Registrable Securities, then the Company shall, within five days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.1, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within 20 days of the mailing of the Company's notice pursuant to this Section 1.1(a).

                  (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.1 and the Company shall include such information in the written notice referred to in this Section 1.1(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable

Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Initiating Holders). Notwithstanding any other provision of this Section 1.1, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders whose Registrable Securities would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to such Holders on a pro rata basis (as nearly as practicable) based on the number of Registrable Securities held by all such Holders (including the Initiating Holders), PROVIDED that no Registrable Securities shall be excluded unless and until all other securities of the Company have been excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

                  (c) In addition, the Company shall not be required to effect a registration pursuant to this Section 1.1:

                           (i) More than one (1) time;

                           (ii) during the period starting with the date of the filing of, and ending on a date 180 days following the effective date of, a Company-initiated registration subject to Section 1.3, PROVIDED that the Company is actively employing in good faith all reasonable best efforts to cause such registration statement to become effective;

                           (iii) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to
         Section 1.2; or

                           (iv) if the Company shall furnish to Holders requesting a registration pursuant to this Section 1.1, a certificate signed by the Company's Chief Executive Officer or Chairman of the Board of Directors stating that in the good faith judgment of the Board of Directors of the Company, it would (i) be materially detrimental to the Company and its shareholders for such registration to be effected at such time, (ii) require the disclosure of a material transaction or other matter and such disclosure would be materially disadvantageous to the Company, or (iii) adversely effect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction; in which event the Company shall have the right to defer such filing for a period of not more than 60 days after receipt of the request of the Initiating Holders, PROVIDED that such right to delay a request shall be exercised by the Company not more than once in any 12-month period and PROVIDED FURTHER, that the Company shall not register any other of its shares during such twelve 12-month period.

                  (d) No registration initiated by the request of Holders hereunder will count as a registration under Section 1.1 and Section 1.2 in the event that such registration is withdrawn


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

by the Holders because of material adverse information relating to the business, operations, assets, condition (financial or other) or prospects of the Company,
(ii) if the effect of any cut-back pursuant to Section 1.1(b) is to reduce the number of shares requested by the Holders to be included in the registration below 90%, or (iii) if the related registration statement filed with the SEC is not declared effective or is declared effective but is subject to a stop order or is withdrawn by the Company before at least 90% of the securities so registered are sold.

                  1.2 FORM S-3 REGISTRATION. If the Company is eligible to use Form S-3 under the Securities Act (or any similar successor form) and shall receive from a Holder (collectively, the "S-3 Initiating Holders") a written request or requests that the Company effect a registration on such Form S-3, including without limitation, pursuant to Rule 415 of the Securities Act with respect to all or part of the Registrable Securities owned by the S-3 Initiating Holders (PROVIDED, THAT the S-3 Initiating Holders registering Registrable Securities in such registration (together with all other Holders to be included in such registration) propose to sell their Registrable Securities at an aggregate price (calculated based upon the Market Price of the Registrable Securities on the date of such request) to the public of no less than $5,000,000), the Company shall (i) promptly give written notice of the proposed registration to all other Holders; and (ii) as soon as practicable, use reasonable best efforts to file and effect such registration and all such qualifications and compliances as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder in the group of Holders joining in such request as is specified in a written request given within ten (10) days after the Holder's receipt of such written notice from the Company. No registration requested by any S-3 Initiating Holders pursuant to this Section 1.2 shall be deemed a registration pursuant to Section 1.1.

                  1.3 PIGGYBACK REGISTRATIONS.

                  (a) RIGHT TO PIGGYBACK. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a registration pursuant to Section 1.2 or a registration on Form S-4 or S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities, whether or not for sale for its own account, the Company will give prompt written notice (but in no event less than fifteen (15) days before the anticipated filing date) to all Holders, and such notice shall describe the proposed registration and distribution and offer to all Holders the opportunity to register the number of Registrable Securities as each such Holder may request. The Company will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) business days after the Holders' receipt of the Company's notice (a "Piggyback Registration").

                  (b) REASONABLE EFFORTS. The Company shall use all reasonable best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggyback Registration to be included on the same terms and conditions as any similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof.


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

                  (c) WITHDRAWAL. Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section 1.3 by giving written notice to the Company of its request to withdraw; PROVIDED, that in the event of such withdrawal (other than pursuant to Section 1.3(e) hereof), the Company shall not be required to reimburse such Holder for the fees and expenses referred to in
Section 1.7 hereof incurred by or on behalf of such Holder prior to such withdrawal, unless such withdrawal was due to a material adverse change to the Company. The Company may withdraw a Piggyback Registration at any time prior to the time it becomes effective.

                  (d) PRIORITY IN REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in their opinion the number of Registrable Securities requested to be included on a secondary basis in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the marketability of such primary or secondary offering (the "Company Offering Quantity"), then the Company will include in such registration securities in the following priority:

                           (i) First, the Company will include the securities the Company proposes to sell.

                           (ii) Second, the Company will include all Registrable Securities requested to be included by any Holder, and if the number of such Holders' securities requested to be included exceeds the Company Offering Quantity, then the Company shall include only each such requesting Holders' pro rata share of the shares available for registration by the Purchaser, based on the amount of securities held by such Holder, on an as converted basis.

                           (iii) Third, the Company will include other securities of the Company proposed to be included in the registration.

                  (e) CUTBACK. If, as a result of the pro ration provisions of this Section 1.3, any Holder shall not be entitled to include all Registrable Securities in a Piggyback Registration that such Holders have requested to be included, such Holder may elect to withdraw his request to include Registrable Securities in such registration but the Company shall be required to reimburse such Holder for the fees and expenses referred to in Section 1.7 hereof incurred by such Holder prior to such withdrawal.

                  (f) LIMITATION. The Company shall not be required to effect a registration pursuant to this Section 1.3 if the registration is filed after the date hereof (the "Closing Date") to register the shares of Common Stock issuable upon the exercise of convertible notes of the Company to be initially issued to Pabrai Investment Fund 3 Ltd., Pabrai Investment Fund II, L.P., Pabrai Investment Fund IV, L.P., Dalal Street, LLC, and The Dakshana Foundation (collectively, the "PIF Investors").


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

                  1.4 HOLDBACK AGREEMENTS.

                  (a) To the extent not inconsistent with applicable law, in connection with a public offering of securities of the Company, upon the request of the Company or the underwriter, in the case of an underwritten public offering, the underwriters managing such underwritten offering of the Company's securities, each Holder who owns at least 5% of the outstanding capital stock of the Company on an "as-converted" basis or is an officer or director of the Company will not effect any public sale or distribution (other than those included in the registration) of any securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities during the seven (7) days prior to and the ninety (90) day period beginning on such effective date, unless (in the case of an underwritten public offering) the managing underwriters otherwise agree to a shorter period of time. Notwithstanding the foregoing, no Holder shall be required to enter into any such "lock up" agreement unless and until all of the Company's executive officers and directors execute substantially similar "lock up" agreements. Neither the Company nor the underwriter shall amend, terminate or waive a "lock up" agreement unless each "lock up" agreement with a Holder is also amended or waived in a similar manner or terminated, as the case may be.

                  (b) The Company shall have the right at any time to require that the Holders suspend further open market offers and sales of Registrable Securities pursuant to a Registration Statement filed hereunder whenever in the reasonable judgment of the Company after consultation with counsel there is or may be in existence a Changing Event (as defined in Section 1.5(e)). The Company will give the Holders notice of any such suspension and will use all reasonable best efforts to minimize the length of such suspension.

                  1.5 REGISTRATION PROCEDURES. Whenever any Registrable Securities are required to be registered pursuant to this Agreement, the Company will use reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

                  (a) prepare and file with the SEC on any form, if not so otherwise provided for, for which the Company qualifies, as soon as practicable after the end of the period within which requests for registration may be given to the Company, a Registration Statement with respect to the offer and sale of such Registrable Securities and thereafter use reasonable best efforts to cause such Registration Statement to become effective and remain effective until the completion of the distribution contemplated thereby or the required time period under this Agreement, whichever is shorter (and before filing such Registration Statement, the Company will furnish to the counsel selected by the Holders of a majority of the Registrable Securities initiating such Registration Statement copies of all such documents proposed to be filed); PROVIDED, HOWEVER, that the Company may postpone for not more than sixty (60) calendar days the filing or effectiveness of any registration statement required pursuant to this Agreement if the Board of Directors, in its good faith judgment, determines that such registration could reasonably be expected to have a material adverse effect on the Company and its shareholders for any reason including, but not limited to, any proposal or plan by the Company to engage in any


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

acquisition or sale of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction then under consideration (in which event, the applicable Holders shall be entitled to withdraw such request, and if such request is withdrawn such registration will not count as a registration statement pursuant to this Agreement) by delivering written notice to the applicable Holders who requested inclusion of Registrable Securities in such Registration Statement of its determination to postpone such Registration Statement; PROVIDED, FURTHER, THAT (i) the Company shall not disclose any information that could be deemed material non-public information to any Holder included in a Registration Statement that is subject to such postponement, (ii) in no event may the Company postpone a filing requested hereunder more than once in any twelve (12) month period; PROVIDED, THAT any two postponements must be at least three (3) months apart; PROVIDED, FURTHER, THAT the Company shall delay the effectiveness of any such registration statement if the SEC rules and regulations prohibit the Company from declaring a Registration Statement effective because its financial statements are stale at a time when its fiscal year has ended or it has made an acquisition reportable under Item
1.01 of Form 8-K or any other similar situation until the earliest time in which the SEC would allow the Company to declare a Registration Statement effective (provided that the Company shall use its reasonable best efforts to cure any such situation as soon as possible so that the Registration Statement can be made effective at the earliest possible time);

                  (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period provided for in the applicable Section above, or if not so provided, for a period of twelve (12) months (for a registration pursuant to Rule 415 of the Securities Act) or, if such Registration Statement relates to an underwritten offering, such period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or such shorter period as will terminate when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement. In the event the Company shall give any notice pursuant to Section 1.4(b), the applicable time period mentioned in this Section 1.5(b) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 1.4(b) to and including the date when each seller of a Registrable Security covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 1.5(e);

                  (c) furnish to each seller of Registrable Securities, prior to filing a Registration Statement, such number of copies of such Registration Statement, each amendment and supplement thereto, any preliminary prospectus, any issuer free writing prospectus and the prospectus included in such Registration Statement (each in conformity with the requirements of


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

the Securities Act) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  (d) register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller and to keep each such registration or qualification (or exemption therefrom) effective during the period which the Registration Statement is required to be kept effective (PROVIDED, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                  (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event (a "Changing Event") as a result of which, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company will as soon as possible prepare and furnish to such seller (a "Correction Event") a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                  (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

                  (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

                  (h) enter into such customary agreements (including underwriting agreements in customary form with any underwriter, if any is selected by the Company) and take all such other actions as the Holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including causing its officers to participate in "road shows" and other information meetings organized by an underwriter, if any, provided that any underwriter shall have been selected by the Company;

                  (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's employees and independent accountants to supply all information reasonably


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

requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

                  (j) permit any Holders to modify any information contained in a Registration Statement or prospectus or any amendments or supplements thereto pertaining to such Holders, and the Company shall use its reasonable best efforts to comply with such request; PROVIDED, HOWEVER, that the Company shall not have any obligation to so modify any information if the Company reasonably believes that so doing would cause the Registration Statement or prospectus or any amendments or supplements thereto to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (k) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide counsel selected by the Holders owning a majority of the Registrable Securities being registered in such registration ("Holders' Counsel") and any other Inspector (as defined below) with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC, subject to such documents being under the Company's control, and the Company shall notify the Holders' Counsel and each seller of Registrable Securities of any stop order issued or threatened by the SEC;

                  (l) otherwise comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                  (m) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such Registration Statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

                  (n) subject to execution and delivery of mutually satisfactory confidentiality agreements, make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders' Counsel and any attorney, accountant or other agent retained by any managing underwriter (each, an "Inspector" and collectively, the "Inspectors"), during normal business hours of Company at Company's corporate office and without unreasonable disruption of Company's business or unreasonable expense to Company and solely for the purpose of due diligence with respect to the registration statement, non-confidential, legally disclosable, financial and other records and pertinent corporate documents of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's


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

and its subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to make available for inspection, at such parties' offices during their respective normal business hours and without unreasonable disruption of their business or unreasonable expense to Company and solely for the purpose of due diligence with respect to a registration statement covering Registrable Securities pursuant to this Agreement all information reasonably requested by any such Inspector in connection with such Registration Statement;

                  (o) subject to execution and delivery of mutually satisfactory confidentiality agreements, keep Holders' Counsel advised as to the initiation and progress of any registration hereunder including, but not limited to, providing Holders' Counsel with all correspondence with the SEC;

                  (p) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

                  (q) take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

                  1.6 CONDITIONS PRECEDENT TO COMPANY'S OBLIGATIONS PURSUANT TO THIS AGREEMENT. By executing and delivering this Agreement, each Holder represents and warrants that the information concerning, and representations and warranties by, such Holder, including information concerning the securities of the Company held, beneficially or of record, by such Holder, furnished to the Company pursuant to the Warrant Acquisition Agreement and the Registration Statement Questionnaire delivered pursuant thereto, are true and correct as if the same were represented and warranted on the date of any registration statement by the Company pursuant to this Agreement or any amendment thereto, and each Holder covenants to immediately notify the Company in writing of any change in any such information, representation or warranty and to refrain from offering or disposing of any securities pursuant to any such registration statement until the Company has reflected such change in the registration statement. By executing and delivering this Agreement, each such Holder further agrees to furnish any additional information as the Company may reasonably request in connection with any action to be taken by the Company pursuant to this Agreement, and to pay such Holder's expenses which are not required to be paid by the Company pursuant to this Agreement.

                  1.7 REGISTRATION EXPENSES. All expenses incident to the Company's performance of or compliance with the registration rights contemplated by this Agreement including, without limitation, all registration and filing fees payable by the Company, fees and expenses of compliance by the Company with securities or blue sky laws, printing expenses of the Company, messenger and delivery expenses of the Company, and fees and disbursements of counsel for the Company, all independent certified public accountants of the Company, underwriters (excluding discounts and commissions, which will be paid by the sellers of Registrable Securities) and other Persons retained by the Company will be borne by the Company, and the Company will pay its internal expenses (including, without limitation, all salaries and expenses of its employees performing legal or accounting duties), the expense of


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any annual audit or quarterly review, the expense of any liability insurance of the Company, the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed and the reasonable fees and disbursements of one counsel that any Holder may choose to retain in connection with a registration statement per year filed pursuant to this Agreement, in each case, in an amount up to $50,000, which amount will not be exceeded without the prior consent of the Company (such consent not to be unreasonably withheld). The Company shall have no obligation to pay any underwriting discounts or commissions attributable to the sale of Registrable Securities and any of the expenses incurred by any Holder which are not payable by the Company, such costs to be borne by such Holder or Holders, including, without limitation, underwriting fees, discounts and expenses, if any, applicable to any Holder's Registrable Securities; selling commissions or stock transfer taxes applicable to the Registrable Securities registered on behalf of any Holder; any other expenses incurred by or on behalf of such Holder in connection with the offer and sale of such Holder's Registrable Securities other than expenses which the Company is expressly obligated to pay pursuant to this Agreement.

                  1.8 COMPLIANCE WITH APPLICABLE LAW. Each Holder covenants with the Company not to make any sale of the Warrant Shares under any Registration Statement without complying with the provisions of this Agreement and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule).

                  1.9 INDEMNIFICATION.

                  (a) The Company agrees to indemnify and hold harmless the Holder and each Holder/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, to which the Holder or Holder/Affiliate may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus (as defined below), financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to Rules 430A, 430B or 430C of the Rules and Regulations of the Securities Act, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "Prospectus") or any subsequent amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in light of the circumstances under which they were made, or arise out of or are based in whole or in part on any inaccuracy in


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the representations or warranties of the Company contained in this Agreement, or in any writing delivered pursuant to this Agreement, or any failure of the Company to perform its obligations hereunder or under law, and will promptly reimburse the Holder and each Holder/Affiliate for any legal and other expenses as such expenses are reasonably incurred by the Holder or such Holder/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, any free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by a Holder or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder expressly for use therein, or (ii) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Holder prior to the pertinent sale or sales by the Holder.

                  (b) Each Holder will severally, but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the prior written consent of such Holder) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in light of the circumstances under which they were made, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Holder expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person of the Company for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Notwithstanding anything herein contained to the contrary, in no event shall the aggregate indemnification obligations of any Holder under this Section 1.9 exceed the net proceeds from the offering of the Warrant Shares received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this
Section 1.9 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 1.9, promptly notify the indemnifying party in writing thereof; but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this
Section 1.9 to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party, based upon the advice of such indemnified party's counsel, shall have reasonably concluded that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 1.9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or
(ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any action without its written consent; provided that such consent shall not be unreasonably withheld or delayed.

                  (d) If the indemnification provided for in this Section 1.9 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs
(a), (b) or (c) of this Section 1.9 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Holder from the placement of the Warrants contemplated by this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Holder in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Holder on the other shall be deemed to be in the same proportion as the amount paid by such Holder to the Company for the Warrant Shares purchased by such Holder that were sold pursuant to the Registration Statement bears to the difference (the "Difference") between the amount such Holder paid for the Warrant Shares that were sold pursuant to the Registration Statement and the amount received by such Holder from such sale. The relative fault of the Company on the one hand and each Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by such Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this
Section 1.9, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 1.9 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); PROVIDED, HOWEVER, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 1.9 were determined solely by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 1.9, no Holder shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holder's obligations to contribute pursuant to this Section 1.9 are several and not joint.

                  1.10 PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.

                  (a) No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or "green shoe" option requested by the managing underwriter(s), PROVIDED, that each Holder shall not be required to sell more than the number of Registrable Securities that such Holder has requested the Company to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

                  (b) Each Person that is participating in any registration under this Agreement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 1.5(e) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement and all use of the Registration Statement or any prospectus or related document until such Person's receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 1.5(e) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in Holder's possession of such documents at the time of receipt of such notice. Furthermore, each Holder agrees that if such Holder uses a prospectus in connection with the offering and sale of any of the Registrable Securities, the Holder will use only the latest version of such prospectus provided by Company.

                  1.11 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.3, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to make a demand registration which could result in such registration statement being declared effective within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.1.

                  1.12 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to implementation of any registration rights provided in this Agreement.

                  1.13 PENALTIES. If the SEC does not declare a registration statement filed pursuant to Section 1.1 or 1.2 hereof effective within 60 days after the filing date (the "Effectiveness Target Date"), the Company shall become obligated to pay to the Purchaser an amount in cash, as liquidated damages and not as a penalty, equivalent to 1% of the initial aggregate exercise price of the Warrants then held by the Purchaser or its Affiliates for which Warrant Shares are being registered for each full month that effectiveness is delayed beyond the Effectiveness Target Date (pro-rated on a daily basis for partial months). The Company shall pay in full any liquidated damages pursuant to this Section 1.13 within 30 days after the date on which the Company becomes obligated to pay such damages. Notwithstanding the foregoing provisions, in no event shall the Company be obligated to pay liquidated damages in an aggregate amount that exceeds 10% of the aggregate exercise price of the Warrants pursuant to this Agreement.

                  1.14 TERMINATION OF REGISTRATION RIGHTS. No Holder shall be entitled to exercise any right provided for in Sections 1.1, 1.2 and 1.3 at such time at which all Registrable Securities held by such Holder (and any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any 90 day period without registration in compliance with Rule 144 of the Securities Act.

         2. RIGHT OF FIRST OFFER. Subject to the terms and conditions specified in this Section 2, the Company hereby grants to the Purchaser, for so long as the Warrant Shares (whether or not issued) held by the Purchaser constitute at least 5 million shares of Common Stock (as adjusted to reflect any stock split, stock dividend or similar transaction) (assuming, if applicable, that the Warrants have been exercised in their entirety, but without regard to the limitation imposed by Section 1D of the Warrant), a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2, the term the "Purchaser" includes any general partners and Affiliates of the Purchaser. The Purchaser shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and Affiliates in such proportions as it deems appropriate, so long as such apportionment does not cause the loss of the exemption under Section 4(2) of the Securities Act or any similar exemption under applicable state securities laws in connection with such sale of Shares by the Company.

                  Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock (the "Shares"), the Company shall first make an offering of such Shares to the Purchaser in accordance with the following provisions:

                  (a) The Company shall deliver a notice in accordance with the terms of this Agreement (the "Notice") to the Purchaser stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms upon which it proposes to offer such Shares.

                  (b) By written notification received by the Company, within twenty (20) calendar days after receipt of the Notice, the Purchaser may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to 50% of such Shares.

                  (c) If all Shares that the Purchaser is entitled to obtain pursuant to Section 2 are not elected to be obtained as provided in Section 2(b) hereof, the Company may offer the remaining unsubscribed portion of such Shares to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided in this Section 2 shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Purchaser in accordance herewith.

                  (d) The right of first offer in this Section 2 shall not be applicable to:

                           (i) the issuance of shares of securities pursuant to a split or subdivision of the outstanding shares of Common Stock or the determination of Holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the Holder thereof to receive indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such Holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof);

                           (ii) the issuance of shares of Common Stock or options therefor to employees, consultants, officers or directors (if in transactions with primarily non-financing purposes) of the Company pursuant to a stock option plan or restricted stock purchase plan or similar grant outside of a plan approved by the Board of Directors of the Company;

                           (iii) the issuance of shares of Common Stock pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the date hereof (provided that amendments to the terms of such securities shall be subject to this Section 2 if they affect the exercise price, conversion price or number of shares of Common Stock that may be issued thereunder) or subsequently issued pursuant to this Section 2;

                           (iv) the issuance of shares of Common Stock to acquire a company or business in a bona fide acquisition by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, each as approved by the Board of Directors of the Company (which such shares, for the avoidance of doubt, may only be used pursuant to this clause (iv) as the consideration for the entity, stock or assets to be acquired, and not for the purpose of obtaining financing for the proposed acquisition); or

                           (v) the issuance or sale of stock, warrants or other securities or rights to Persons or entities with which the Company has business relationships provided such issuances are for other than primarily equity financing purposes and provided that at the time of any such issuance the aggregate of such issuance and similar issuances do not exceed shares of Common Stock with an aggregate value of $2,000,000 (as reasonably determined by the Company's Board of Directors, and which such amount may be increased upon the written consent of the Registered Holder, which such consent shall not be unreasonably withheld).

         In addition to the foregoing, the right of first offer in this Section 2 shall not be applicable with respect to the Purchaser or any other party and any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the Purchaser or such other party is not an "accredited investor," as that term is then defined in Rule 501(a) under the Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors.

                           (e) The right of first offer set forth in this
         Section 2 may not be assigned or
         transferred, except to an Affiliate of the Purchaser.

         3. BOARD RIGHTS.

                  3.1 If all or a portion of the Warrants are exercised, and if the Purchaser (together with its Affiliates) holds 5 million shares of Common Stock or more (as adjusted to reflect any stock split, stock dividend or similar transaction) (the "Director Minimum Amount"), the Purchaser shall have the right to appoint two individuals to the Company's Board of Directors. For the avoidance of doubt, such individuals must qualify for such election under the Company's certificate of incorporation and by-laws, and applicable law.

                  3.2 Upon written notice from the Purchaser, the Company and its Board of Directors shall promptly take such actions as shall be deemed necessary to promptly appoint such individuals to the Board of Directors, including by acting by majority vote of the Board to fill vacancies. At each subsequent annual or special meeting of the shareholders (or any written consent obtained for the purpose of electing directors), the Company and/or the Board of Directors shall recommend that the shareholders elect such individuals to the Board of Directors, in the same manner as any other nominees. If the Company's Board of Directors consists of two or more classes of directors, the Purchaser's nominees shall be appointed to different classes.

                  3.3 The Company shall not amend its certificate of incorporation or by-laws in any manner as to limit the implementation of this
Section 3.

                  3.4 If the ownership of the Company's outstanding shares subsequently declines below the Director Minimum Amount, the Purchaser and its Affiliates, upon the written request of the Company, shall take such action to cause the individuals that it has selected to serve on the Company's Board of Directors to promptly resign. The Company may secure written agreements of such directors to do so as a condition to their joining the Board of Directors.

         4. PROXY STATEMENT.

                  (a) The Company shall, as soon as practicable following the Closing Date under the Warrant Acquisition Agreement, but in any event within 20 business days of such Closing Date, file with the SEC a preliminary proxy statement for a special meeting (the "Special Meeting") of the Company's shareholders, which has been previously reviewed by the Purchaser, soliciting the affirmative vote of the Company's shareholders at the Special Meeting for approval of the issuance of the Warrant Shares (such affirmative approval being referred to herein as the "Shareholder Approval"). The Company shall file a preliminary proxy statement relating to the Special Meeting within 20 business days of the Closing Date. The Company shall use its best efforts to promptly deliver a definitive proxy statement for the Special Meeting once it is advised orally or in writing by the SEC that the SEC has no further comments with respect to the preliminary proxy statement. The definitive proxy statement shall contain a recommendation from the Board of Directors to the shareholders that they approve the issuance of the Warrant Shares, and the Company will use its reasonable best efforts to obtain the

Shareholder Approval. Neither the Company, nor any Person acting on behalf of the Company, shall issue any communication to its shareholders recommending a vote against the Shareholder Approval, or abstaining from voting thereon.

                  (b) The Purchaser shall use its reasonable best efforts to cause each of its Affiliates holding shares of Common Stock as of the date of the Special Meeting to vote such shares in favor of all matters necessary for the approval of the issuance of the shares of Common Stock issuable upon exercise of the notes held by the PIF Investors.

         5. TRANSFERS OF CERTAIN RIGHTS.

                  5.1 TRANSFER. The rights granted to the Purchaser under this Agreement are non-transferable EXCEPT for a transfer to a Person or entity which is an Affiliate of the transferor, and any such transfer, in any case, shall be subject to the provisions of Sections 5.2 and 5.3; PROVIDED that nothing contained herein shall be deemed to permit an assignment, transfer or disposition of the Registrable Securities in violation of the terms and conditions of the Warrant Acquisition Agreement or applicable law.

                  5.2 TRANSFEREES. Any permitted transferee to whom rights under this Agreement are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon the Purchaser under this Agreement to the same extent as if such transferee were a Purchaser hereunder.

                  5.3 SUBSEQUENT TRANSFEREES. A transferee to whom rights are transferred pursuant to this Section 5 may not again transfer such rights to any other Person or entity, other than as provided in Sections 5.1 or 5.2 above.

         6. CERTAIN DEFINITIONS. The following capitalized terms shall have the meanings ascribed to them below:

                  "Affiliate" means any Person that directly or indirectly controls, or is under control with, or is controlled by such Person. As used in this definition, "control" (including with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                  "Closing Price" means, with respect to the Registrable Securities (a) if the shares are listed or admitted for trading on any national securities exchange or included in The Nasdaq Global Market, the last reported sales price as reported on such exchange or market; (b) if the shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq Global Market, the average of the last reported closing bid and asked quotation for the shares as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or a similar service if NASDAQ is not reporting such information; (c) if the shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq Global Market or quoted by NASDAQ or a similar service, the average of the last reported bid and asked quotation for the shares as quoted by a market maker in the shares (or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation). In the absence of any available public quotations for the Common Stock, the Board and a majority of the Holders shall determine in good faith the fair value of the Common Stock.

                  "Common Stock" means the common stock, par value $0.01 per share, of the Company.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Holder" means the Purchaser, and any Affiliate of the Purchaser holding Registrable Securities.

                  "Holder/Affiliate" shall mean any Affiliates of the Holder, including a transferee who is an Affiliate of the Holder, and the directors and officers of the Holder and any person who controls the Holder or any Affiliate of the Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

                  "Market Price" means, on any date of determination, the average of the daily Closing Price of the Registrable Securities for the immediately preceding five (5) days on which the national securities exchanges are open for trading.

                  "NASD" means the National Association of Securities Dealers, Inc., or any successor thereto.

                  "Person" means any individual, company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body or other entity.

                  "Registrable Securities" means, subject to the immediately following sentence, (i) the Warrant Shares issued or issuable upon the exercise of the Warrants acquired by the applicable Purchaser from the Company pursuant to the Warrant Acquisition Agreement, and (ii) any shares of Common Stock issued or issuable directly or indirectly with respect to the securities referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares of Common Stock constituting Registrable Securities, such shares of Common Stock will cease to be Registrable Securities when they (x) have been effectively registered under the Securities Act and disposed of in accordance with a Registration Statement covering them,
(y) have been sold to the public pursuant to Rule 144 (or by similar provision under the Securities Act), or (z) are eligible for resale under Rule 144(k)
(or by similar provision under the

Securities Act) without any limitation on the amount of securities that may be sold under paragraph (e) thereof.

                  "Registration Statement" means any registration statement of the Company filed under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including any preliminary prospectus, final prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

                  "SEC" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         7. MISCELLANEOUS.

                  7.1 RECAPITALIZATIONS, EXCHANGES, ETC. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the Registrable Securities, (ii) any and all shares of Common Stock into which the Registrable Securities are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Holders on terms substantially the same as this Agreement as a condition of any such transaction.

                  7.2 NO INCONSISTENT AGREEMENTS. The Company has not and shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Purchasers in this Agreement or grant any additional registration rights to any Person or with respect to any securities which are not Registrable Securities which are prior in right to or materially inconsistent with the rights granted in this Agreement.

                  7.3 AMENDMENTS AND WAIVERS. The provisions of this Agreement may be amended and the Company may take action herein prohibited, or omit to perform any act herein required to be performed by it, if, but only if, the Company has obtained the written consent of Holders of at least a majority of the Registrable Securities then in existence.

                  7.4 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  7.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  7.6 NOTICES. All notices, requests, consents and other communications required or permitted hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, e-mail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

                           if to the Company, to:

                           Delta Financial Corporation
                           1000 Woodbury Road, Suite 2000
                           Woodbury, New York  11797
                           Attention: Marc E. Miller, Esq.
                           Facsimile: (516) 364-9450

                           with a copy to:

                           Morrison & Foerster LLP
                           1290 Avenue of the Americas
                           New York, New York  10104
                           Attention: James R. Tanenbaum, Esq.
                           Facsimile: (212) 468-7900

                      or to such other person at such other place as the Company shall designate to the Purchaser in writing.

                  If to the Purchaser, to:

                      The address or facsimile number of each Purchaser as recorded in the shareholder records of the Company.

                  7.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws rules or provisions.

                  7.8 FORUM; SERVICE OF PROCESS. Any legal suit, action or proceeding brought by any party or any of its Affiliates arising out of or based upon this Agreement shall be instituted in any federal or state court in New York County, New York, and each party waives any objection which it may now or hereafter have to the laying of venue or any such proceeding, and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.

                  7.9 CAPTIONS. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

                  7.10 NO PREJUDICE. The terms of this Agreement shall not be construed in favor of or against any party on account of its participation in the preparation hereof.

                  7.11 REMEDY FOR BREACH. The Company hereby acknowledges that in the event of any breach or threatened breach by the Company of any of the provisions of this Agreement, the Holders would have no adequate remedy at law and could suffer substantial and irreparable damage. Accordingly, the Company hereby agrees that, in such event, the Holders shall be entitled, and notwithstanding any election by any Holder to claim damages, to obtain a temporary and/or permanent injunction to restrain any such breach or threatened breach or to obtain specific performance of any such provisions, all without prejudice to any and all other remedies which any Holder may have at law or in equity.

                  7.12 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, each subsequent Holder and their respective permitted successors and assigns and executors, administrators and heirs. Holders are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Holders.

                  7.13 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]


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         IN WITNESS WHEREOF, the parties hereto have caused this Investor Rights
Agreement to be duly executed as of the date and year first written above.

                                        DELTA FINANCIAL CORPORATION


                                        By: /s/ Hugh Miller
                                            ---------------
                                            Name: Hugh Miller
                                            Title: President and Chief
                                            Executive Officer



                                        AG DELTA HOLDINGS, LLC


                                        By: /s/ Salah Saabneh
                                            -----------------
                                            Name: Salah Saabneh
                                            Title: Director